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                                                                      EXHIBIT 12

                                  TIME WARNER
                       RATIO OF EARNINGS TO FIXED CHARGES
                          (IN MILLIONS, EXCEPT RATIOS)

                                                                   HISTORICAL (B)
                                                                 ------------------
                                         PRO FORMA (A)
                                 -----------------------------   THREE MONTHS ENDED
                                          YEAR ENDED                 MARCH 31,
                                       DECEMBER 31, 1996         ------------------
                                 -----------------------------          1997
                                                     GUARANTOR   ------------------
                                                     ---------
                                                                       ISSUER
                                                                 ------------------
                                      ISSUER
                                 -----------------
Earnings:
    Net income (loss) before
      income taxes and
      extraordinary items.....        $    23         $  (142)          $228
    Interest expense..........            870           1,079            237
    Amortization of
      capitalized interest....              2              19        --
    Portion of rents
      representative of an
      interest factor.........             55              86             14
    Preferred stock dividend
      requirements of
      majority-owned
      subsidiaries............             72              72             18
    Adjustment for partially
      owned subsidiaries and
      50% owned companies.....            801             801            255
    Undistributed losses of
      less than 50% owned
      companies...............             50              46              5
                                       ------        ---------         -----
        Total earnings........        $ 1,873         $ 1,961           $757
                                       ------        ---------         -----
                                       ------        ---------         -----
Fixed Charges:
    Interest expense..........        $   870         $ 1,079           $237
    Capitalized interest......              1              23        --
    Portion of rents
      representative of an
      interest factor.........             55              86             14
    Preferred stock dividend
      requirements of
      majority-owned
      subsidiaries............             72              72             18
    Adjustment for partially
      owned subsidiaries and
      50% owned companies.....            607             607            150
                                       ------        ---------         -----
        Total fixed charges...        $ 1,605         $ 1,867           $419
                                       ------        ---------         -----
                                       ------        ---------         -----
Ratio of earnings to fixed
  charges (deficiency in the
  coverage of fixed charges
by earnings before fixed
  charges)....................            1.2x            1.1x           1.8x
                                       ------        ---------         -----
                                       ------        ---------         -----


                                                              YEARS ENDED DECEMBER 31,
                                               ------------------------------------------------------
                                                      1996           1995     1994     1993     1992
                                       1996    ------------------   ------   ------   ------   ------
                                      ------
                              GUARANTOR        ISSUER   GUARANTOR   ISSUER   ISSUER   ISSUER   ISSUER
                              ------  ISSUER   ------   ---------   ------   ------   ------   ------
                                      ------

Earnings:
    Net income (loss) before
      income taxes and
      extraordinary items.....$199     $(88)   $  (15)   $     4    $    2   $   89   $   81   $  320
    Interest expense.......... 278      247       908        968       877      769      698      729
    Amortization of
      capitalized interest....   5     --           2          6         2        2     --         19
    Portion of rents
      representative of an
      interest factor.........  21       14        55         63        57       52       54       85
    Preferred stock dividend
      requirements of
      majority-owned
      subsidiaries............  18       18        72         72        11     --       --       --
    Adjustment for partially
      owned subsidiaries and
      50% owned companies..... 255      148       801        801       691      665      663       97
    Undistributed losses of
      less than 50% owned
      companies...............   7       18        50         52       117       82       47       56
                              ------  ------   ------   ---------   ------   ------   ------   ------
        Total earnings........$783     $357    $1,873    $ 1,966    $1,757   $1,659   $1,543   $1,306
                              ------  ------   ------   ---------   ------   ------   ------   ------
                              ------  ------   ------   ---------   ------   ------   ------   ------
Fixed Charges:
    Interest expense..........$278     $247    $  908    $   968    $  877   $  769   $  698   $  729
    Capitalized interest......   6        1         1          7         4        2     --         15
    Portion of rents
      representative of an
      interest factor.........  21       14        55         63        57       52       54       85
    Preferred stock dividend
      requirements of
      majority-owned
      subsidiaries............  18       18        72         72        11     --       --       --
    Adjustment for partially
      owned subsidiaries and
      50% owned companies..... 150      153       607        607       697      668      664       81
                              ------  ------   ------   ---------   ------   ------   ------   ------
        Total fixed charges...$473     $433    $1,643    $ 1,717    $1,646   $1,491   $1,416   $  910
                              ------  ------   ------   ---------   ------   ------   ------   ------
                              ------  ------   ------   ---------   ------   ------   ------   ------
Ratio of earnings to fixed
  charges (deficiency in the
  coverage of fixed charges
by earnings before fixed
  charges).................... 1.7  x  $(76)      1.1x       1.1x      1.1x     1.1x     1.1x     1.4x
                              ------  ------   ------   ---------   ------   ------   ------   ------
                              ------  ------   ------   ---------   ------   ------   ------   ------

------------

 (a) The pro forma ratio of earnings to fixed charges for each of the Issuer and the Guarantor for the year ended December 31, 1996 give effect to (i) the Preferred Stock Refinancing, as defined elsewhere herein, and certain other debt refinancings and (ii) with respect to the Guarantor only, the TBS Transaction, as if such transactions had occurred at the beginning of 1996.

 (b) In connection with the TBS Transaction that occurred on October 10, 1996, the Guarantor, formerly a wholly owned subsidiary of the Issuer, acquired each outstanding share of capital stock of the Issuer (other than shares held directly or indirectly by the Issuer) and became the parent of the Issuer. Accordingly, the historical ratios of earnings to fixed charges (or coverage deficiencies) of the Issuer and the Guarantor are the same for all periods prior to such date because the Issuer is treated for financial reporting purposes as the predecessor of the Guarantor.




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